NEWS RELEASE
November 2, 2017                Contact: Peter D. Thompson, EVP and CFO
FOR IMMEDIATE RELEASE                              (301) 429-4638
Washington, DC

URBAN ONE, INC. REPORTS THIRD QUARTER RESULTS

Washington, DC: - Urban One, Inc. (NASDAQ: UONEK and UONE) today reported its results for the quarter ended September 30, 2017.  Net revenue was approximately $112.1 million, an increase of 1.1% from the same period in 2016. Broadcast and digital operating income1 was approximately $40.7 million, a decrease of 5.3% from the same period in 2016. The Company reported operating income of approximately $3.5 million for the three months ended September 30, 2017, compared to $24.5 million for the same period in 2016. Net loss was approximately $7.9 million or $0.17 per share (basic) compared to net loss of $423,000 or $0.01 per share (basic) for the same period in 2016.

Alfred C. Liggins, III, Urban One's CEO and President stated, "Our radio segment core revenues have stabilized, and for the third quarter we outperformed our markets by 130 basis points according to Miller Kaplan data. Of our four largest clusters, Atlanta, Baltimore and Houston all outperformed their respective markets. For the fourth quarter, radio division core revenues are pacing up approximately 1.0%, which excludes the impact of political advertising revenues. The radio bottom line was adversely impacted by higher royalty expenses, which was the result of a favorable true-up in the prior year plus the additional expense associated with Global Music Rights. Our digital revenues were boosted by the integration of BHM, which produced positive Adjusted EBITDA of approximately $0.5 million in the quarter. Cable TV advertising revenues continued to be impacted by soft ratings, although there was a significant sequential improvement from Q2, as total day and prime household ratings were up 3.0% and 7.8%, respectively, while total day and prime Persons 25-54 demographic ratings were up 11.4% and 20.4%, respectively, against the second quarter. Our MGM investment produced approximately $1.5 million of Adjusted EBITDA, and is performing in line with expectations. During the quarter we repurchased $20.0 million of our 2020 Notes, which re-affirms our commitment to de-leveraging the Company over time."

-MORE-

PAGE 2 -- URBAN ONE, INC. REPORTS THIRD QUARTER RESULTS

RESULTS OF OPERATIONS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
STATEMENT OF OPERATIONS	(unaudited)	(unaudited)	(unaudited)	(unaudited)
	(in thousands, except share data)		(in thousands, except share data)

NET REVENUE	$112,078	$110,856	$331,005	$342,663
OPERATING EXPENSES
Programming and technical, excluding stock-based compensation	34,892	32,093	99,798	96,789
Selling, general and administrative, excluding stock-based compensation	36,525	35,806	113,827	114,347
Corporate selling, general and administrative, excluding stock-based compensation	10,279	9,173	28,646	32,425
Stock-based compensation	1,655	782	1,946	2,319
Depreciation and amortization	8,804	8,469	25,548	25,723
Impairment of long-lived assets	16,392	-	29,148	-
Total operating expenses	108,547	86,323	298,913	271,603
Operating income	3,531	24,533	32,092	71,060
INTEREST INCOME	12	51	160	174
INTEREST EXPENSE	19,938	20,319	60,147	61,488
GAIN ON SALE-LEASEBACK	-	-	(14,411)	-
(GAIN) LOSS ON RETIREMENT OF DEBT	(690)	-	6,393	(2,646)
OTHER (INCOME), net	(1,850)	(22)	(4,745)	(76)
(Loss) income before (benefit from) provision for income taxes and noncontrolling interest in income of subsidiaries	(13,855)	4,287	(15,132)	12,468
(BENEFIT FROM) PROVISION FOR INCOME TAXES	(6,037)	4,307	(5,967)	8,265
CONSOLIDATED NET (LOSS) INCOME	(7,818)	(20)	(9,165)	4,203
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	68	403	232	1,259
CONSOLIDATED NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(7,886)	$(423)	$(9,397)	$2,944

AMOUNTS ATTRIBUTABLE TO COMMON STOCKHOLDERS
CONSOLIDATED NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(7,886)	$(423)	$(9,397)	$2,944

Weighted average shares outstanding - basic[3]	46,681,585	47,481,004	47,487,607	48,066,267
Weighted average shares outstanding - diluted[4]	46,681,585	47,481,004	47,487,607	49,240,165

-MORE-

PAGE 3 -- URBAN ONE, INC. REPORTS THIRD QUARTER RESULTS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
PER SHARE DATA - basic and diluted:	(unaudited)	(unaudited)	(unaudited)	(unaudited)
	(in thousands, except per share data)		(in thousands, except per share data)

Consolidated net (loss) income attributable to common stockholders (basic)	$(0.17)	$(0.01)	$(0.20)	$0.06

Consolidated net (loss) income attributable to common stockholders (diluted)	$(0.17)	$(0.01)	$(0.20)	$0.06

SELECTED OTHER DATA
Broadcast and digital operating income [1]	$40,661	$42,957	$117,380	$131,527
Broadcast and digital operating income margin (% of net revenue)	36.3%	38.8%	35.5%	38.4%

Broadcast and digital operating income reconciliation:

Consolidated net (loss) income attributable to common stockholders	$(7,886)	$(423)	$(9,397)	$2,944
Add back non-broadcast and digital operating income items included in consolidated net (loss) income:
Interest income	(12)	(51)	(160)	(174)
Interest expense	19,938	20,319	60,147	61,488
(Benefit from) provision for income taxes	(6,037)	4,307	(5,967)	8,265
Corporate selling, general and administrative expenses	10,279	9,173	28,646	32,425
Stock-based compensation	1,655	782	1,946	2,319
Gain on sale-leaseback	-	-	(14,411)	-
(Gain) loss on retirement of debt	(690)	-	6,393	(2,646)
Other (income), net	(1,850)	(22)	(4,745)	(76)
Depreciation and amortization	8,804	8,469	25,548	25,723
Noncontrolling interest in income of subsidiaries	68	403	232	1,259
Impairment of long-lived assets	16,392	-	29,148	-
Broadcast and digital operating income	$40,661	$42,957	$117,380	$131,527

Adjusted EBITDA[5]	$33,954	$34,883	$98,353	$105,549

Adjusted EBITDA reconciliation:

Consolidated net (loss) income attributable to common stockholders:	$(7,886)	$(423)	$(9,397)	$2,944
Interest income	(12)	(51)	(160)	(174)
Interest expense	19,938	20,319	60,147	61,488
(Benefit from) provision for income taxes	(6,037)	4,307	(5,967)	8,265
Depreciation and amortization	8,804	8,469	25,548	25,723
EBITDA	$14,807	$32,621	$70,171	$98,246
Stock-based compensation	1,655	782	1,946	2,319
Gain on sale-leaseback	-	-	(14,411)	-
(Gain) loss on retirement of debt	(690)	-	6,393	(2,646)
Other (income), net	(1,850)	(22)	(4,745)	(76)
Noncontrolling interest in income of subsidiaries	68	403	232	1,259
Employment Agreement Award and incentive plan award expenses	1,391	1,027	3,875	5,802
Severance-related costs	651	72	1,254	645
Cost method investment income	1,530	-	4,490	-
Impairment of long-lived assets	16,392	-	29,148	-
Adjusted EBITDA	$33,954	$34,883	$98,353	$105,549

-MORE-

PAGE 4 -- URBAN ONE, INC. REPORTS THIRD QUARTER RESULTS

	September 30, 2017	December 31, 2016
	(unaudited)
	(in thousands)
SELECTED BALANCE SHEET DATA:
Cash and cash equivalents and restricted cash	$52,947	$46,781
Intangible assets, net	978,348	1,018,333
Total assets	1,325,616	1,358,786
Total debt (including current portion, net of original issue discount and issuance costs)	990,805	1,006,236
Total liabilities	1,395,947	1,417,502
Total stockholders' deficit	(80,202)	(71,126)
Redeemable noncontrolling interest	9,871	12,410

	September 30, 2017	Applicable Interest Rate
	(in thousands)
SELECTED LEVERAGE DATA:
2017 Credit Facility, net of original issue discount and issuance costs of approximately $8.4 million (subject to variable rates) (a)	$339,895	5.34%
9.25% senior subordinated notes due February 2020, net of original issue discount and issuance costs of approximately $1.6 million (fixed rate)	293,406	9.25%
7.375% senior secured notes due April 2022, net of original issue discount and issuance costs of approximately $4.4 million (fixed rate)	345,632	7.375%
Comcast Note due April 2019 (fixed rate)	11,872	10.47%

(a)	Subject to variable Libor plus a spread that is incorporated into the applicable interest rate set forth above.

Cautionary Note Regarding Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements represent management's current expectations and are based upon information available to Urban One at the time of this release. These forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond Urban One's control, that may cause the actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements.  Important factors that could cause actual results to differ materially are described in Urban One's reports on Forms 10-K, 10-Q, 8-K and other filings with the Securities and Exchange Commission (the "SEC"). Urban One does not undertake any duty to update any forward-looking statements.

-MORE-

PAGE 5 -- URBAN ONE, INC. REPORTS THIRD QUARTER RESULTS

Net revenue consists of gross revenue, net of local and national agency and outside sales representative commissions. Agency and outside sales representative commissions are calculated based on a stated percentage applied to gross billing.

	Three Months Ended September 30,
	2017	2016	$ Change	% Change
	(Unaudited)
	(in thousands)
Net Revenue:
Radio Advertising	$50,881	$52,475	$(1,594)	-3.0%
Political Advertising	243	477	(234)	-49.1%
Digital Advertising	8,107	6,417	1,690	26.3%
Cable Television Advertising	20,791	20,831	(40)	-0.2%
Cable Television Affiliate Fees	26,558	25,822	736	2.9%
Event Revenues & Other	5,498	4,834	664	13.7%

Net Revenue (as reported)	$112,078	$110,856	$1,222	1.1%

Net revenue increased to approximately $112.1 million for the quarter ended September 30, 2017, from approximately $110.9 million for the same period in 2016, an increase of 1.1%. Net revenues from our radio broadcasting segment decreased 0.7% compared to the same period in 2016. We experienced net revenue growth most significantly in our Atlanta, Cleveland, Detroit, Indianapolis and Richmond markets with revenue declines most significantly in our Columbus, Dallas, Houston, Raleigh and Washington DC markets. We recognized approximately $48.4 million of revenue from our cable television segment during the three months ended September 30, 2017, compared to approximately $46.8 million for the same period in 2016, with the increase primarily from revenue from certain international licensing contracts of approximately $1.0 million and an increase in affiliate fees.  Net revenue from our Reach Media segment decreased approximately $1.7 million for the quarter ended September 30, 2017, compared to the same period in 2016 due primarily to weaker demand. Finally, net revenues for our digital segment increased approximately $1.7 million for the three months ended September 30, 2017, compared to the same period in 2016, primarily from performance from our new digital acquisition.

Operating expenses, excluding depreciation and amortization, stock-based compensation and impairment of long-lived assets, increased to approximately $81.7 million for the quarter ended September 30, 2017, up 6.0% from the approximately $77.1 million incurred for the comparable quarter in 2016. The operating expense increase was primarily driven by a combined increase of approximately $2.6 million of higher programming and technical expenses at our radio broadcasting and digital segments.   The increase at our radio broadcasting segment relates primarily to a true-up of music licensing costs recorded in the prior period.  Our digital segment generated an increase in programming and technical expenses due to our new digital acquisition and our increased investment in video content, primarily related to increased headcount contributing to higher payroll costs. There was also an increase in corporate selling, general and administrative expenses.

Depreciation and amortization expense increased to approximately $8.8 million compared to approximately $8.5 million for the quarter ended September 30, 2016. The increase was primarily due to amortization of newly-acquired intangible assets.

Interest expense decreased to approximately $19.9 million for the quarter ended September 30, 2017, compared to approximately $20.3 million for the same period in 2016. The Company made cash interest payments of approximately $20.2 million on its outstanding debt for the quarter ended September 30, 2017, compared to cash interest payments of approximately $19.8 million on all outstanding instruments for the quarter ended September 30, 2016. As previously announced, on April 18, 2017, the Company closed on a new senior secured credit facility (the "2017 Credit Facility"). The proceeds from the 2017 Credit Facility were used to prepay in full the Company's previously existing senior secured credit facility and the agreement governing such credit facility was terminated on April 18, 2017.

-MORE-

PAGE 6 -- URBAN ONE, INC. REPORTS THIRD QUARTER RESULTS

The gain on retirement of debt of $690,000 for the three months ended September 30, 2017, was due to the redemption of approximately $20 million of our 2020 Notes at a discount.

The impairment of long-lived assets for the three months ended September 30, 2017, of approximately $16.4 million, was related to a non-cash impairment charge recorded to reduce the carrying value of our Columbus and Houston radio broadcasting licenses.

The Company began using the estimated annual effective tax rate method under ASC 740-270, "Interim Reporting" to calculate the provision for income taxes at the beginning of 2017. For the three months ended September 30, 2017, we recorded a benefit from income taxes of approximately $6.0 million on a pre-tax loss from continuing operations of approximately $13.9 million. The provision for income taxes for the three months ended September 30, 2016 of approximately $4.3 million was primarily attributable to the deferred tax liability for indefinite-lived intangible assets, based on a discrete tax provision. The Company paid $66,000 and $39,000 in taxes for the quarters ended September 30, 2017 and 2016, respectively.

Other income, net increased to approximately $1.9 million for the three months ended September 30, 2017, compared to $22,000 for the same period in 2016. The primary driver of the increase in other income was from our investment in MGM.

The decrease in noncontrolling interests in income of subsidiaries was due primarily to lower net income recognized by Reach Media during the three months ended September 30, 2017, versus the same period in 2016.

Other pertinent financial information includes capital expenditures of $964,000 and approximately $1.6 million for the quarters ended September 30, 2017 and 2016, respectively.  As of September 30, 2017, the Company had total debt (net of cash and restricted cash balances and original issue discount) of approximately $937.9 million. During the three months ended September 30, 2017, the Company did not repurchase any Class A common stock and repurchased 672,366 shares of Class D common stock in the amount of approximately $1.3 million.  During the three months ended September 30, 2016, the Company did not repurchase any Class A common stock and repurchased 619,418 shares of Class D common stock in the amount of approximately $1.9 million. During the nine months ended September 30, 2017, the Company did not repurchase any Class A common stock and repurchased 1,726,656 shares of Class D common stock in the amount of approximately $3.4 million.  During the nine months ended September 30, 2016, the Company repurchased 1,255,592 shares of Class D common stock in the aggregate amount of approximately $3.0 million.

The Company, in connection with its 2009 stock plan, is authorized to purchase shares of Class D common stock to satisfy employee tax obligations in connection with the vesting of share grants under the plan.  During the three months ended September 30, 2017, the Company repurchased 35,370 shares of Class D Common Stock, to satisfy employee tax obligations, in the amount of $67,000.  During the nine months ended September 30, 2017, the Company repurchased 360,172 shares of Class D Common Stock, to satisfy employee tax obligations, in the amount of approximately $1.0 million.  Comparatively, during the nine months ended September 30, 2016, the Company repurchased 330,111 shares of Class D common stock, to satisfy employee tax obligations, in the amount of $568,000. During the three months ended September 30, 2016, the Company did not repurchase any shares to satisfy tax obligations.

As previously announced, effective January 1, 2017, the Company changed its reportable segment disclosures. Along with the results of Interactive One, all digital components from our reportable segments are now a part of a newly formed reportable segment called "Digital". This new reportable segment better reflects the manner in which we manage our business and better reflects our operational structure. Segment data for the three and nine months ended September 30, 2016 has been reclassified to conform to the current period presentation. These reclassifications occurred among all segments.

The Company previously presented the reclassified third quarter 2016 results in the press release dated August 2, 2017.  The reclassified results for the nine months of 2016 are presented at the end of this press release.

Supplemental Financial Information:
For comparative purposes, the following more detailed, unaudited statements of operations for the three and nine months ended September 30, 2017 and 2016 are included. These detailed, unaudited and adjusted statements of operations include certain reclassifications.  These reclassifications had no effect on previously reported net income or loss, or any other previously reported statements of operations, balance sheet or cash flow amounts.

-MORE-

PAGE 7 -- URBAN ONE, INC. REPORTS THIRD QUARTER RESULTS

	Three Months Ended September 30, 2017
	(in thousands, unaudited)

		Radio	Reach		Cable	Corporate/
	Consolidated	Broadcasting	Media	Digital	Television	Eliminations

STATEMENT OF OPERATIONS:

NET REVENUE	$112,078	$45,184	$10,491	$8,107	$48,374	$(78)
OPERATING EXPENSES:
Programming and technical	34,892	8,920	5,441	3,396	17,156	(21)
Selling, general and administrative	36,525	18,845	3,644	4,778	9,314	(56)
Corporate selling, general and administrative	10,279	-	927	4	2,355	6,993
Stock-based compensation	1,655	122	6	-	204	1,323
Depreciation and amortization	8,804	923	52	812	6,567	450
Impairment of long-lived assets	16,392	16,392	-	-	-	-
Total operating expenses	108,547	45,202	10,070	8,990	35,596	8,689
Operating income (loss)	3,531	(18)	421	(883)	12,778	(8,767)
INTEREST INCOME	12	-	-	-	-	12
INTEREST EXPENSE	19,938	376	-	-	1,919	17,643
GAIN ON RETIREMENT OF DEBT	(690)	-	-	-	-	(690)
OTHER INCOME, net	(1,850)	(210)	-	-	-	(1,640)
(Loss) income before (benefit from) provision for income taxes and noncontrolling interest in income of subsidiaries	(13,855)	(184)	421	(883)	10,859	(24,068)
(BENEFIT FROM) PROVISION FOR INCOME TAXES	(6,037)	(21)	189	(13)	4,035	(10,227)
CONSOLIDATED NET (LOSS) INCOME	(7,818)	(163)	232	(870)	6,824	(13,841)
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	68	-	-	-	-	68
NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(7,886)	$(163)	$232	$(870)	$6,824	$(13,909)

Adjusted EBITDA[5]	$33,954	$17,547	$634	$(60)	$19,858	$(4,025)

-MORE-

PAGE 8 -- URBAN ONE, INC. REPORTS THIRD QUARTER RESULTS

	Three Months Ended September 30, 2016
	(in thousands, unaudited, as reclassified2)

		Radio	Reach		Cable	Corporate/
	Consolidated	Broadcasting	Media	Digital	Television	Eliminations

STATEMENT OF OPERATIONS:

NET REVENUE	$110,856	$45,524	$12,153	$6,417	$46,811	$(49)
OPERATING EXPENSES:
Programming and technical	32,093	7,348	5,343	2,325	17,077	-
Selling, general and administrative	35,806	18,144	4,292	4,265	9,154	(49)
Corporate selling, general and administrative	9,173	-	415	3	2,279	6,476
Stock-based compensation	782	49	11	-	-	722
Depreciation and amortization	8,469	1,035	59	417	6,559	399
Total operating expenses	86,323	26,576	10,120	7,010	35,069	7,548
Operating income (loss)	24,533	18,948	2,033	(593)	11,742	(7,597)
INTEREST INCOME	51	-	-	-	-	51
INTEREST EXPENSE	20,319	330	-	-	1,918	18,071
OTHER INCOME, net	(22)	(16)	-	-	-	(6)
Income (loss) before provision for income taxes and noncontrolling interest in income of subsidiaries	4,287	18,634	2,033	(593)	9,824	(25,611)
PROVISION FOR INCOME TAXES	4,307	4,212	34	12	49	-
CONSOLIDATED NET (LOSS) INCOME	(20)	14,422	1,999	(605)	9,775	(25,611)
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	403	-	-	-	-	403
NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(423)	$14,422	$1,999	$(605)	$9,775	$(26,014)

Adjusted EBITDA[5]	$34,883	$20,100	$2,103	$(176)	$18,305	$(5,449)

-MORE-

PAGE 9 -- URBAN ONE, INC. REPORTS THIRD QUARTER RESULTS

	Nine Months Ended September 30, 2017
	(in thousands, unaudited)

		Radio	Reach		Cable	Corporate/
	Consolidated	Broadcasting	Media	Digital	Television	Eliminations

STATEMENT OF OPERATIONS:

NET REVENUE	$331,005	$133,082	$35,682	$20,353	$142,298	$(410)
OPERATING EXPENSES:
Programming and technical	99,798	26,058	16,267	9,509	48,013	(49)
Selling, general and administrative	113,827	57,074	14,906	13,526	28,621	(300)
Corporate selling, general and administrative	28,646	-	2,613	5	5,496	20,532
Stock-based compensation	1,946	249	6	-	204	1,487
Depreciation and amortization	25,548	2,819	158	1,616	19,696	1,259
Impairment of long-lived assets	29,148	29,148	-	-	-	-
Total operating expenses	298,913	115,348	33,950	24,656	102,030	22,929
Operating income (loss)	32,092	17,734	1,732	(4,303)	40,268	(23,339)
INTEREST INCOME	160	-	-	-	-	160
INTEREST EXPENSE	60,147	1,082	-	-	5,757	53,308
GAIN ON SALE-LEASEBACK	(14,411)	(14,411)	-	-	-	-
LOSS ON RETIREMENT OF DEBT	6,393	-	-	-	-	6,393
OTHER INCOME, net	(4,745)	(388)	-	-	-	(4,357)
(Loss) income before (benefit from) provision for income taxes and noncontrolling interest in income of subsidiaries	(15,132)	31,451	1,732	(4,303)	34,511	(78,523)
(BENEFIT FROM) PROVISION FOR INCOME TAXES	(5,967)	12,291	651	80	13,102	(32,091)
CONSOLIDATED NET (LOSS ) INCOME	(9,165)	19,160	1,081	(4,383)	21,409	(46,432)
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	232	-	-	-	-	232
NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(9,397)	$19,160	$1,081	$(4,383)	$21,409	$(46,664)

Adjusted EBITDA[5]	$98,353	$50,538	$2,111	$(2,640)	$60,511	$(12,167)

-MORE-

PAGE 10 -- URBAN ONE, INC. REPORTS THIRD QUARTER RESULTS

	Nine Months Ended September 30, 2016
	(in thousands, unaudited, as reclassified2)

		Radio	Reach		Cable	Corporate/
	Consolidated	Broadcasting	Media	Digital	Television	Eliminations

STATEMENT OF OPERATIONS:

NET REVENUE	$342,663	$138,971	$41,055	$18,963	$143,837	$(163)
OPERATING EXPENSES:
Programming and technical	96,789	25,172	16,237	6,758	48,622	-
Selling, general and administrative	114,347	56,763	16,010	12,338	29,400	(164)
Corporate selling, general and administrative	32,425	-	2,491	(25)	7,594	22,365
Stock-based compensation	2,319	188	31	6	-	2,094
Depreciation and amortization	25,723	3,256	148	1,299	19,664	1,356
Total operating expenses	271,603	85,379	34,917	20,376	105,280	25,651
Operating income (loss)	71,060	53,592	6,138	(1,413)	38,557	(25,814)
INTEREST INCOME	174	-	-	-	-	174
INTEREST EXPENSE	61,488	1,001	-	-	5,756	54,731
GAIN ON RETIREMENT OF DEBT	(2,646)	-	-	-	-	(2,646)
OTHER INCOME, net	(76)	(22)	-	-	-	(54)
Income (loss) before provision for income taxes and noncontrolling interest in income of subsidiaries	12,468	52,613	6,138	(1,413)	32,801	(77,671)
PROVISION FOR INCOME TAXES	8,265	8,056	109	32	68	-
CONSOLIDATED NET INCOME (LOSS)	4,203	44,557	6,029	(1,445)	32,733	(77,671)
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	1,259	-	-	-	-	1,259
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$2,944	$44,557	$6,029	$(1,445)	$32,733	$(78,930)

Adjusted EBITDA[5]	$105,549	$57,576	$6,379	$(99)	$58,221	$(16,528)

-MORE-

PAGE 11 -- URBAN ONE, INC. REPORTS THIRD QUARTER RESULTS

Urban One, Inc. will hold a conference call to discuss its results for third fiscal quarter of 2017. The conference call is scheduled for Thursday, November 02, 2017 at 10:00 a.m. EDT. To participate on this call, U.S. callers may dial toll-free 1-800-230-1059; international callers may dial direct (+1) 612-288-0337.

A replay of the conference call will be available from 12:00 p.m. EDT November 02, 2017 until 11:59 p.m. EST November 05, 2017. Callers may access the replay by calling 1-800-475-6701; international callers may dial direct (+1) 320-365-3844. The replay Access Code is 430557.

Access to live audio and a replay of the conference call will also be available on Urban One's corporate website at www.urban1.com. The replay will be made available on the website for seven days after the call.

Urban One, Inc. (urban1.com), formerly known as Radio One, Inc., together with its subsidiaries, is the largest diversified media company that primarily targets Black Americans and urban consumers in the United States. The Company owns TV One, LLC (tvone.tv), a television network serving more than 59 million households, offering a broad range of original programming, classic series and movies designed to entertain, inform and inspire a diverse audience of adult Black viewers. As one of the nation's largest radio broadcasting companies, Urban One currently owns and/or operates 56 broadcast stations in 15 urban markets in the United States. Through its controlling interest in Reach Media, Inc. (blackamericaweb.com), the Company also operates syndicated programming including the Tom Joyner Morning Show, Russ Parr Morning Show, Rickey Smiley Morning Show, Get up Morning! with Erica Campbell, DL Hughley Show, Ed Lover Show, Willie Moore Jr Show, Nightly Spirit with Darlene McCoy, Reverend Al Sharpton Show. In addition to its radio and television broadcast assets, Urban One owns Interactive One, LLC (ionedigital.com), the largest digital resource for urban enthusiasts and Blacks, reaching millions each month through its Cassius and BHM Digital platforms. Additionally, One Solution, the Company's branded content agency and studio combines the dynamics of Urban One's holdings to provide brands with an integrated and effectively engaging marketing approach that reaches 82% of Black Americans throughout the country.

Notes:

1  "Broadcast and digital operating income" consists of net (loss) income before depreciation and amortization, corporate selling, general and administrative expenses, stock-based compensation, income taxes, noncontrolling interest in income (loss) of subsidiaries, interest expense, impairment of long-lived assets, other (income) expense, loss (gain) on retirement of debt, gain on sale-leaseback and interest income. Broadcast and digital operating income is not a measure of financial performance under generally accepted accounting principles. Nevertheless, broadcast and digital operating income is a significant measure used by our management to evaluate the operating performance of our core operating segments because broadcast and digital operating income provides helpful information about our results of operations apart from expenses associated with our fixed assets and long-lived intangible assets, income taxes, investments, debt financings and retirements, overhead, stock-based compensation, impairment charges, and asset sales. Our measure of broadcast and digital operating income is similar to our historic use of station operating income, however, reflects our more diverse business and, therefore, may not be similar to "station operating income" or other similarly titled measures used by other companies. Broadcast and digital operating income does not purport to represent operating income or cash flow from operating activities, as those terms are defined under generally accepted accounting principles, and should not be considered as an alternative to those measurements as an indicator of our performance. A reconciliation of net income (loss) to broadcast and digital operating income has been provided in this release.

2  Certain reclassifications have been made to prior year balances to conform to the current year presentation.  These reclassifications had no effect on any other previously reported or consolidated net income or loss or any other statement of operations, balance sheet or cash flow amounts.  Where applicable, these financial statements have been identified as "As Reclassified."

3  For the three months ended September 30, 2017 and 2016, Urban One had 46,681,585 and 47,481,004 shares of common stock outstanding on a weighted average basis (basic), respectively.  For the nine months ended September 30, 2017 and 2016, Urban One had 47,487,607 and 48,066,267 shares of common stock outstanding on a weighted average basis (basic), respectively.

4  For the three months ended September 30, 2017 and 2016, Urban One had 46,681,585 and 47,481,004 shares of common stock outstanding on a weighted average basis (fully diluted for outstanding stock options), respectively.  For the nine months ended September 30, 2017 and 2016, Urban One had 47,487,607 and 49,240,165 shares of common stock outstanding on a weighted average basis (fully diluted for outstanding stock options), respectively.

5  "Adjusted EBITDA" consists of net loss plus (1) depreciation, amortization, income taxes, interest expense, noncontrolling interest in (loss) income of subsidiaries, impairment of long-lived assets, stock-based compensation, (gain) loss on retirement of debt, gain on sale-leaseback, Employment Agreement and incentive plan award expenses, severance-related costs, cost investment income, less (2) other income and interest income. Net income before interest income, interest expense, income taxes, depreciation and amortization is commonly referred to in our business as "EBITDA." Adjusted EBITDA and EBITDA are not measures of financial performance under generally accepted accounting principles. However, we believe Adjusted EBITDA is often a useful measure of a company's operating performance and is a significant measure used by our management to evaluate the operating performance of our business because Adjusted EBITDA excludes charges for depreciation, amortization and interest expense that have resulted from our acquisitions and debt financing, our taxes, impairment charges, and gain on retirements of debt. Accordingly, we believe that Adjusted EBITDA provides useful information about the operating performance of our business, apart from the expenses associated with our fixed assets and long-lived intangible assets or capital structure. EBITDA is frequently used as one of the measures for comparing businesses in our industry, although our measure of Adjusted EBITDA may not be comparable to similarly titled measures of other companies, including, but not limited to the fact that our definition includes the results of all four segments (radio broadcasting, Reach Media, digital and cable television).  Adjusted EBITDA and EBITDA do not purport to represent operating income or cash flow from operating activities, as those terms are defined under generally accepted accounting principles, and should not be considered as alternatives to those measurements as an indicator of our performance. A reconciliation of net income (loss) to EBITDA and Adjusted EBITDA has been provided in this release.